EXHIBIT 10.21

AUTOTRADER GROUP, INC.

RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

PREAMBLE

AutoTrader Group, Inc., a Delaware corporation (the “Corporation”) hereby establishes the AutoTrader Group, Inc. Restricted Stock Plan for Non-Employee Directors (the “Plan”) effective as of the Effective Date (as defined herein).

SECTION 1. Purpose. The purpose of the Plan is to attract and retain qualified persons, who are not employees of the Corporation or any of its subsidiaries or affiliates, for service as members of the Board of Directors of the Corporation (the “Board”) by granting such directors shares of the Corporation’s Common Stock, which are restricted in accordance with the terms and conditions set forth below, and thereby providing such directors with incentive and reward opportunities designed to enhance the profitable growth of the Corporation.

SECTION 2. Definitions. Whenever used herein, unless the context otherwise indicates, the following terms shall have the respective meaning set forth below:

2.1    “Act” means the Securities Exchange Act of 1934, as amended.

2.2    “Annual Board Retainer” means the amount payable to a Non-Employee Director for service as a member of the Board for a calendar year, which amount may be modified from year to year, but excludes any amount payable to a Non-Employee Director for service as a member of a committee of the Board.

2.3    “Board” has the meaning set forth in Section 1 hereof.

2.4    “Board Membership” means the period of time during which a person served on the Board regardless of whether occurring before or after the Effective Date.

2.5    “Code” means the Internal Revenue Code of 1986, as amended.

2.6    “Committee” means the Board or a committee appointed by the Board that administers the Plan in accordance with Section 7 hereof.

2.7    “Common Stock” means Class A common stock, par value $0.0001 per share, of the Corporation.

2.8    “Corporation” has the meaning set forth in the Preamble. Unless context requires otherwise, “Corporation,” as used in the Plan, shall mean the Corporation and any to its business and/or assets as aforesaid.

2.9    “Non-Employee Director” means an individual who is a member of the Board, and who is not an employee of the Corporation or any of its subsidiaries or affiliates, including an individual who is a member of the Board and who previously was an employee of the Corporation or any of its subsidiaries or affiliates.

2.10    “Disability” means a medically determinable physical or mental impairment which renders a participant substantially unable to function as a Non-Employee Director, as determined by the Corporation.

2.11    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.12    “Effective Date” means the date specified in Section 10 hereof.

2.13    “Participant” means each Non-Employee Director to whom Restricted Stock is granted under the Plan.

2.14    “Plan” means the AutoTrader Group, Inc. Restricted Stock Plan for Non-Employee Directors, as further amended.

2.15    “Restricted Period” means, with respect to each grant of Restricted Stock, the period of time from the date of grant of such Restricted Stock until the earliest to occur of the events described in Section 4.2 hereof.

2.16    “Restricted Stock” means the Common Stock granted under the Plan which is subject to restrictions in accordance with Section 4 hereof.

SECTION 3. Eligibility and Grants.

3.1    Grants. Each Non-Employee Director shall receive eighty percent (80%) of the Annual Board Retainer in the form of Restricted Stock. The number of shares of Restricted Stock granted at any time shall be based on the closing price of a share of Common Stock on the New York Stock Exchange as of the date the Annual Board Retainer is payable. If required by the Committee, each grant of Restricted Stock shall be evidenced by a written agreement duly executed by or on behalf of the Corporation and the Participant.

3.2    Number of Shares. Notwithstanding any provisions of Section 3.1 to the contrary, the total number of shares of Restricted Stock which may be granted under the Plan shall not exceed One Hundred Thousand (100,000). The shares may be authorized and unissued or issued and reacquired shares, as the Board from time to time may determine. Shares of Restricted Stock that are forfeited before the restrictions lapse shall be available for subsequent grants of Restricted Stock under the Plan to the extent that the Participant by whom such shares were forfeited did not, prior to the date of forfeitures, receive any benefits of ownership with respect to the shares of Restricted Stock.

SECTION 4. Terms and Conditions of Restricted Stock. The restrictions set forth in this section shall apply to each grant of Restricted Stock for the duration of the Restriction Period.

4.1    Restrictions. A stock certificate representing the number of shares of Restricted Stock granted shall be registered in the Participant’s name but shall be held in custody by the Corporation for the Participant’s account. The Participant shall have all rights and privileges of a stockholder as to such Restricted Stock, including the rights to vote and to receive dividends, except that, subject to the provisions of Sections 3.1 and 4.2, the following restrictions shall apply: (i) the Participant shall not be entitled to delivery of the certificate until the expiration of the Restricted Period; (ii) none of the shares of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period; (iii) the Participant shall, if requested by the Corporation, execute and deliver to the Corporation, a stock power endorsed in blank; and (iv) any dividends paid with respect to the Restricted Stock shall be withheld by the Corporation and paid to the Participant, without interest, only when and to the extent the Participant vests in the Restricted Stock. Upon the forfeiture (in whole or in part) of shares of Restricted Stock, in accordance with the provisions of Section 4.2, such forfeited shares shall become treasury shares of the Corporation without further action by the Participant. The Participant shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to Section 6.

4.2    Events. The Restricted Period shall begin on the date of grant of such Restricted Stock and shall end upon the first to occur of the following events:

(i) One Year Anniversary. With respect to each grant of Restricted Stock, the one year anniversary of the grant date. Except to the extent provided in subsections (ii) or (iii) below, a Participant who ceases to be a Non-Employee Director before the one year anniversary of the date of grant shall forfeit such Restricted Stock.

(ii) Disability. The date on which the Participant ceases to be a Non-Employee Director by reason of Disability.

(iii) Death. The date on which the Participant ceases to be a Non-Employee Director by reason of death.

4.3    Delivery of Restricted Shares. At the end of the Restricted Period as herein provided, a stock certificate for the number of shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Participant or the Participant’s beneficiary or estate, as the case may be, subject to the withholding requirements of Section 9 hereof. The Corporation shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the fair market value (measured as of the date the restrictions lapse) of such fractional share to the Participant or the Participant’s beneficiary or estate, as the case may be.

SECTION 5. Regulatory Compliance and Listing. The issuance or delivery of any shares of Restricted Stock may be postponed by the Corporation for such period as may be required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares and the Corporation shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or any regulation of any governmental authority or any national securities exchange.

SECTION 6. Adjustments. In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of the Corporation, the Committee, in the exercise of its sole discretion, may make such equitable adjustments, to prevent dilution or enlargement of rights, as it may deem appropriate in the number and class of shares authorized to be granted hereunder.

SECTION 7. Administration. The Plan shall be administered by the Committee. All determinations of the Committee shall be conclusive. The Committee may obtain such advice or assistance as it deems appropriate from persons not serving on the Committee.

SECTION 8. Termination or Amendment. The Board may at any time terminate the Plan and may from time to time alter or amend the Plan or any part thereof (including any amendment deemed necessary to ensure that the Corporation may comply with any regulatory requirement referred to in Section 5), provided, that, unless otherwise required by law, the rights of a Participant with respect to shares of Restricted Stock granted prior to such termination, alteration or amendment may not be impaired without the consent of such Participant and, provided further, to the extent required by any Federal or state law or regulation or the rules of any stock exchange on which the Common Stock may be listed, without the approval of the Corporation’s shareholders, no alteration or amendment may be made which would (i) materially increase the aggregate number of shares of Restricted Stock that may be granted under the Plan (except by operation of Section 6), or (ii) change the category of Non-Employee Directors eligible to receive shares of Restricted Stock under the Plan. Notwithstanding the foregoing, the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder. The Corporation intends that the Plan and the grants of Restricted Stock hereunder shall comply with the conditions of Rule 16b-3 of the Act and qualify for the exemption from Section 16(b) of the Act as a “formula plan.”

SECTION 9. Miscellaneous.

9.1    Right to Re-election. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Non-Employee Director for re-election by the Corporation’s stockholders, nor confer upon any Non-Employee Director the right to remain a member of the Board.

9.2    Withholding of Taxes. Any taxes required to be paid by law with respect to the issuance or delivery of such shares shall be satisfied by reducing the number of shares of Common Stock otherwise deliverable to a Non-Employee Director.

9.3    Governing Law. This Plan shall be governed by the law of the State of Delaware and in accordance with such Federal laws as may be applicable.

9.4    Construction. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would apply.

SECTION 10. Effective Date. The Plan shall become effective on the date of the effective day of the initial public offering of the Common Stock of the Corporation.